CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated December 28, 2020, relating to the financial statements and financial highlights, which appears in Chiron Capital Allocation Fund and Chiron SMid Opportunities Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 26, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated December 28, 2020, relating to the financial statements and financial highlights, which appears in Knights of Columbus Core Bond Fund, Knights of Columbus Limited Duration Fund, Knights of Columbus Large Cap Growth Fund, Knights of Columbus Investor Large Cap Value Fund, Knights of Columbus Small Cap Fund, Knights of Columbus Real Estate Fund, Knights of Columbus Long/Short Equity Fund, Knights of Columbus U.S. All Cap Index Fund, and Knights of Columbus International Equity Fund’s Annual Report on Form N-CSR for the periods ended October 31, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 26, 2021